As filed with the Securities and Exchange Commission on July 21, 2005

                                                   Registration No. 333-104683
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                         Post-Effective Amendment No. 2
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                                C. R. BARD, INC.
             (Exact name of registrant as specified in its charter)
                  New Jersey                           22-1454160
      (State or other jurisdiction of               (I.R.S. employer
       incorporation or organization)              identification no.)

                               730 Central Avenue
                          Murray Hill, New Jersey 07974
   (Address, including zip code, of registrant's principal executive offices)
                               ___________________


   2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)
                            (Full title of the plan)
                              ____________________

                            Judith A. Reinsdorf, Esq.
                                C. R. Bard, Inc.
                               730 Central Avenue
                          Murray Hill, New Jersey 07974
                     (Name and address of agent for service)

                                 (908) 277-8000
          (Telephone number, including area code, of agent for service)
                              ____________________

               Copies of all notices, orders and communication to:
                             Alan D. Schnitzer, Esq.
                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                            New York, New York 10017
                              _____________________

                                EXPLANATORY NOTE

     On April 22, 2003, C. R. Bard, Inc. (the "Company") filed a registration statement on Form S-8 (No. 333-104683) (the "Registration Statement"), which registered 3,000,000 shares of common stock of the Company, par value $.25 per share (the "Common Stock"), 3,000,000 common stock purchase rights and 1,200,000 restricted stock units, in each case to be offered or sold under the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (the "Plan"). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), the Registration Statement also registered an indeterminate amount of interests to be offered or sold under the Plan (the "Plan Interests"). On June 3, 2004, the Company filed Post-Effective Amendment No. 1 to the Registration Statement to reflect a one hundred percent increase in the number of shares of Common Stock covered by the Registration Statement as a result of the Company's two-for-one stock split effected in the form of a stock dividend paid on May 28, 2004.

     The Plan included a program in which certain of the Company's employees could defer a portion of their commissions for the purchase from time to time of Common Stock. The Company has discontinued the deferral feature of this program. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to deregister any Plan Interests registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 2 is filed. The Company does not deregister any of the Common Stock, common stock purchase rights or restricted stock units issued or to be offered or sold under the Plan.

Item 8. Exhibits.

       24.1   Power of Attorney*

________________

       *      Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 14th day of July 2005.

                                   C. R. BARD, INC.

                                   By:  /s/ Todd C. Schermerhorn
                                        ---------------------------------
                                        Name:   Todd C. Schermerhorn
                                        Title:  Senior Vice President and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 14th day of July 2005.

          Signature                                    Title
          ---------                                    -----

               *
--------------------------------     Chairman and Chief Executive Officer and
       Timothy M. Ring               Director (Principal Executive Officer)

               *
--------------------------------     President, Chief Operating Officer and
       John H. Weiland               Director


  /s/ Todd C. Schermerhorn
--------------------------------     Senior Vice President and Chief Financial
     Todd C. Schermerhorn            Officer (Principal Financial Officer)

               *
--------------------------------     Vice President and Controller (Principal
       Charles P. Grom               Accounting Officer)

               *
--------------------------------
      Marc C. Breslawsky             Director

               *
--------------------------------
      T. Kevin Dunnigan              Director

               *
--------------------------------
      Herbert L. Henkel              Director

               *
--------------------------------
      Theodore E. Martin             Director

               *
--------------------------------
       Gail K. Naughton              Director

               *
--------------------------------
       Anthony Welters               Director

               *
--------------------------------
        Tony L. White                Director

* By:   /s/ Todd C. Schermerhorn
         Attorney-in-Fact

                                                                Exhibit 24.1


                                C. R. BARD, INC.
                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the "Company"), in his or her capacity as set forth below, hereby constitutes and appoints TIMOTHY M. RING and TODD C. SCHERMERHORN his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company ("Common Stock") to be issued by the Company pursuant to the Company's 2003 Long Term Incentive Plan, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 or any Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

                      [Balance of Page Intentionally Blank]

     IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the ____ day of ____________ 2005.

                                            /s/ John H. Weiland
                                            ----------------------------------
                                     Name:  John H. Weiland
                                     Title: President, Chief Operating Officer
                                            and Director


                                            /s/ Gail K. Naughton
                                            ----------------------------------
                                     Name:  Gail K. Naughton
                                     Title: Director